UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (646) 536-2842

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-           2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Registrant entered into a Separation Agreement and General Release dated April 13, 2007 (the “Separation Agreement”) with Karl H. Winters, the former chief financial officer of the Registrant (as more fully described below), pursuant to which Mr. Winters will serve as a consultant to the Registrant on an as-needed basis as determined by the Board of Directors of the Registrant (the “Board”) for a period of three months from the date of the Separation Agreement. During the term of Mr. Winter’s consultancy pursuant to the Separation Agreement, Mr. Winters will receive from the Registrant a monthly consulting fee of $25,000. Mr. Winters resigned as chief financial officer of the Registrant on April 9, 2007 and, pursuant to the Separation Agreement, his employment with the Registrant was terminated on April 10, 2007. In connection therewith, Mr. Winters will for a period of 18 months following the date of the Separation Agreement continue to receive his current base salary ($405,000 per annum), target bonus (50% of his base salary deemed earned) and health benefits, and any vesting requirements with respect to options or restricted stock granted to him prior to the termination of his employment will be deemed satisfied. The description of the Separation Agreement contained herein is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 99.1 hereto and which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Winters resigned as the Chief Financial Officer of the Registrant on April 9, 2007 on the terms set forth in the Separation Agreement. On April 9, 2007, Lainie Goldstein was appointed Interim Chief Financial Officer until a permanent replacement is named. Ms. Goldstein, age 39, was serving as the Registrant’s Senior Vice President of Finance since November 2003. Prior to joining the Registrant in November 2003, Ms. Goldstein served as Vice President, Finance and Business Development, of Nautica Enterprises. Ms. Goldstein is a CPA with over 15 years of financial and business experience in the software, entertainment, retail and apparel industries. A copy of the news release reporting such events is attached to this Current Report as Exhibit 99.2.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Board of Directors (the “Board”) of the Registrant on April 10, 2007, pursuant to the authority granted to the Board by the certificate of incorporation and By-laws of the Registrant, the Board approved an amendment to Article III, Section 1 of the By-laws of the Registrant to increase the maximum size of the Board from seven to eight directors.

Item 8.01 Other Events.

On April 9, 2007, The NASDAQ Stock Market notified the Registrant that it has regained compliance with NASDAQ’s listing requirements. As a result, the Registrant’s common stock will continue to be listed on The NASDAQ Global Select Market. A copy of the news release reporting such notification is attached to this Current Report as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3(ii)     Amendment dated April 10, 2007 to the Registrant’s Bylaws

Exhibit 99.1     Separation Agreement and General Release between Take-Two Interactive Software, Inc. and Karl H. Winters dated April 13, 2007.

Exhibit 99.2     Press Release entitled "Take-Two Interactive Software, Inc. Announces Resignation of Chief Financial Officer" issued by the Registrant on April 9, 2007.

Exhibit 99.3     Press Release entitled "Take-Two Interactive Software, Inc. Regains Compliance with NASDAQ Listing Requirements" issued by the Registrant on April 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

Date: April 13, 2007	By:	/s/ Seth D. Krauss
Name: Seth D. Krauss
Title: Executive Vice President and General Counsel